      EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (No. 333-52708) of Beverly Enterprises, Inc. of our report dated October 2, 2003, with respect to the consolidated financial statements and schedule of Beverly Enterprises, Inc. included in the Annual Report (Form 10-K/A, Amendment No. 1) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Little Rock, Arkansas
October 9, 2003